Exhibit 99.1

FOR IMMEDIATE RELEASE

Royal Caribbean Group Enters Definitive Agreement to Sell its Azamara Brand to Sycamore Partners

MIAMI, January 19, 2021 – Royal Caribbean Group (NYSE: RCL) today announced it has entered into a definitive agreement to sell its Azamara brand to Sycamore Partners, a private equity firm specializing in consumer, retail and distribution investments, in an all-cash carve-out transaction for $201 million, subject to certain adjustments and closing conditions. Sycamore Partners will acquire the entire Azamara brand, including its three-ship fleet and associated intellectual property. The transaction is subject to customary conditions and is expected to close in the first quarter of 2021.

Royal Caribbean Group noted the transaction allows it to focus on expanding its Royal Caribbean International, Celebrity Cruises and Silversea brands.

“Our strategy has evolved into placing more of our resources behind three global brands, Royal Caribbean International, Celebrity Cruises and Silversea, and working to grow them as we emerge from this unprecedented period,” said Richard D. Fain, Chairman and Chief Executive Officer of Royal Caribbean Group. “Even so, Azamara remains a strong brand with its own tremendous potential for growth, and Sycamore’s track record demonstrates that they will be good stewards of what the Azamara team has built over the past 13 years.”

“We are pleased that Royal Caribbean Group has entrusted Sycamore to support Azamara in its next phase of growth,” said Stefan Kaluzny, Managing Director of Sycamore Partners. “We are excited to partner with the Azamara team and build on their many years of success serving the brand's loyal customers. We believe Azamara will remain a top choice for discerning travelers as the cruising industry recovers over time”.

Azamara’s value proposition and operations will remain consistent under the new arrangement, and Royal Caribbean Group will work in close collaboration on a seamless transition for Azamara employees, customers and other stakeholders. In conjunction with the transaction, Azamara Chief Operating Officer Carol Cabezas has been appointed President of the brand.

The transaction will result in a one-time, non-cash impairment charge of approximately $170 million. The sale of Azamara is not expected to have a material impact on Royal Caribbean Group’s future financial results.

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Perella Weinberg Partners LP served as financial advisor to Royal Caribbean Group and Freshfields Bruckhaus Deringer LLP provided legal counsel. Kirkland & Ellis LLP provided legal advice to Sycamore Partners.

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About Royal Caribbean Group

Royal Caribbean Cruises Ltd., doing business as Royal Caribbean Group (NYSE: RCL), is a cruise vacation company that owns four global brands: Royal Caribbean International, Celebrity Cruises, Azamara and Silversea.  Royal Caribbean Group is also a 50% owner of a joint venture that operates TUI Cruises and Hapag-Lloyd Cruises. Together, our brands operate 61 ships with an additional 15 on order as of December 21, 2021. Learn more at www.rclcorporate.com or www.rclinvestor.com.

About Sycamore Partners

Sycamore Partners is a private equity firm based in New York. The firm specializes in consumer, distribution and retail-related investments and partners with management teams to improve the operating profitability and strategic value of their business. With approximately $10 billion in aggregate committed capital raised since its inception in 2011, Sycamore Partners’ investors include leading endowments, financial institutions, family offices, pension plans and sovereign wealth funds. For more information on Sycamore Partners, visit www.sycamorepartners.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release relating to, among other things, our future performance estimates, forecasts and projections constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to: statements regarding revenues, costs and financial results for 2020 and beyond.  Words such as “anticipate,” “believe,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “look into,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would,” “considering”, and similar expressions are intended to help identify forward-looking statements.  Forward-looking statements reflect management’s current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements.  Examples of these risks, uncertainties and other factors include, but are not limited to the following: the impact of the global incidence and spread of COVID-19, which has led to the temporary suspension of our operations and has had and will continue to have a material adverse impact on our business, liquidity and results of operations, or other contagious illnesses on economic conditions and the travel industry in general and the financial position and operating results of our Company in particular, such as: the current and potential additional governmental and self-imposed travel restrictions, the current and potential extension of the suspension of cruises and new additional suspensions, guest cancellations; our ability to obtain sufficient financing, capital or revenues to satisfy liquidity needs, capital expenditures, debt repayments and other financing needs; the effectiveness of the actions we have taken to improve and address our liquidity needs; the impact of the economic and geopolitical environment on key aspects of our business, such as the demand for cruises, passenger spending, and operating costs; incidents or adverse publicity concerning our ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; our ability to accurately estimate our monthly cash burn rate during the suspension of our operations; concerns over safety, health and security of guests and crew; any protocols we adopt across our fleet relating to COVID-19, such as those recommended by the Healthy Sail Panel, may be costly and less effective than we expect in reducing the risk of infection and spread of COVID-19 on our cruise ships; further impairments of our goodwill, long-lived assets, equity investments and notes receivable; an inability to source our crew or our provisions and supplies from certain places; the incurrence of COVID-19 and other contagious diseases on our ships and an increase in concern about the risk of illness on our ships or when traveling to or from our ships, all of which reduces demand; unavailability of ports of call; growing anti-tourism sentiments and environmental concerns; changes in US foreign travel policy; the uncertainties of conducting business internationally and expanding into new markets and new ventures; our ability to recruit, develop and retain high quality personnel; changes in operating and financing costs; our indebtedness, any additional indebtedness we may incur and restrictions in the agreements governing our indebtedness that limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements; the impact of foreign currency exchange rates, interest rate and fuel price fluctuations; the settlement of conversions of our convertible notes, if any, in shares of our common stock or a combination of cash and shares of our common stock, which may result in substantial dilution for our existing shareholders; our expectation that we will not declare or pay dividends on our common stock for the near future; vacation industry competition and changes in industry capacity and overcapacity; the risks and costs associated with protecting our systems and maintaining integrity and security of our business information, as well as personal data of our guests, employees and others;  the impact of new or changing legislation and regulations or governmental orders on our business; pending or threatened litigation, investigations and enforcement actions; the effects of weather, natural disasters and seasonality on our business; emergency ship repairs, including the related lost revenue; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; the unavailability or cost of air service; and uncertainties of a foreign legal system as we are not incorporated in the United States.

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In addition, many of these risks and uncertainties are currently heightened by and will continue to be heightened by, or in the future may be heightened by, the COVID-19 pandemic. It is not possible to predict or identify all such risks.

More information about factors that could affect our operating results is included under the caption “Risk Factors” in our most recent quarterly report on Form 10-Q, as well as our other filings with the SEC, and the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K, as updated by our Current Report on Form 8-K dated May 13, 2020, copies of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts

Royal Caribbean Group

Jonathon Fishman

Corporatecommunications@rccl.com

Sycamore Partners

Michael Freitag or Arielle Rothstein

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449